EXHIBIT 99.1

Press Release

TUT SYSTEMS, INC. ANNOUNCES FOURTH QUARTER AND YEAR END 2005 RESULTS

Reports 52.4% Year-Over-Year Increase in Fourth Quarter Revenue

Lake Oswego, Oregon, January 30, 2006 — Tut Systems, Inc. (Nasdaq: TUTS), today announced its fourth quarter and year end results for 2005. Revenue for the quarter ended December 31, 2005, was $10.7 million compared with revenue of $7.0 million for the quarter ended December 31, 2004. This represents an increase in revenue of 52.4% when compared with the fourth quarter of 2004, and a 6.6% increase when compared with third quarter 2005 revenue of $10.0 million. Revenue for the year ended December 31, 2005, was $37.5 million compared with revenues of $25.0 million for the year ended December 31, 2004. This represents a year-over-year increase in revenue of 49.9%.

Revenue related to video processing systems was $9.7 million and $5.8 million for the quarters ended December 31, 2005 and 2004, respectively and $30.6 million and $18.0 million for the years ended December 31, 2005 and 2004, respectively. Revenue relating to broadband transport and service management products was $1.0 million and $1.2 million for the quarters ended December 31, 2005 and 2004, respectively and $4.6 million and $7.0 million for the years ended December 31, 2005 and 2004, respectively. Revenue related to legacy product sales from the Copper Mountain Networks merger in June 2005, was $2.3 million for the year ended December 31, 2005. International sales represented 27.9% and 28.2% of total sales for the quarters ended December 31, 2005 and 2004, respectively and 22.6% and 23.3% for the years ended December 31, 2005 and 2004, respectively.

Gross profit for the quarter ended December 31, 2005, was $3.0 million compared with gross profit of $2.4 million for the quarter ended December 31, 2004. Included in gross profit was a charge for amortization of intangibles of $0.4 million for each of the quarters ended December 31, 2005 and 2004. Gross profit for the year ended December 31, 2005, was $11.2 million compared with gross profit of $6.4 million for the year ended December 31, 2004. Included in gross profit was a charge for amortization of intangibles of $1.6 million and $1.5 million for the years ended December 31, 2005 and 2004, respectively.

Net loss for the three months ended December 31, 2005, was $(4.2) million or $(0.13) per basic and diluted share. This compares with the net loss for the three months ended December 31, 2004, of $(2.6) million or $(0.11) per basic and diluted share. Net loss for the year ended December 31, 2005, was $(17.6) million or $(0.60) per basic and diluted share compared with a net loss of $(13.5) million or $(0.63) per basic and diluted share for the year ended December 31, 2004.

“Tut Systems’ strong year-over-year revenue growth can be attributed to the 70% year-over-year growth in our video processing revenue,” said Sal D’Auria, Chairman, President and CEO of Tut Systems, Inc. “There are now more than 160 service providers across North America, Europe and Asia delivering IPTV powered by Tut Systems digital headends. Our video processing products are deployed in 18 countries around the world. The growth of our video processing revenue over the past year has positioned us well to benefit from the expected future worldwide growth of the IPTV market.”

Fourth Quarter and Year End Conference Call Information

Tut Systems will host a conference call to discuss fourth quarter and year end results on January 31, 2006 beginning at 5:30 am Pacific time. Participants of the conference call should dial in at least five minutes before the start time.

Conference ID # 4713373

U.S. and Canada dial (877) 356-8058

International participants dial (706) 634-2465

Online at www.tutsys.com

A replay will be available two hours after the call ends for one week dial

(800) 642-1687 or (706) 645-9291 and enter the conference ID number. A replay is also available at www.tutsys.com.

Recent Announcements:

Significant announcements from Tut Systems since the third quarter earnings release include:

10/26/05	Tut Systems Wins Contract to Provide MPEG-4 AVC Headend and Carrier Class Edge Modulation
10/27/05	Tut Systems Board of Directors Elects Steven Levy a Director
10/27/05	Tut Systems, Inc. Announces Third Quarter 2005 Results
11/1/05	Tut Systems and Econolite Team to Deliver Advanced Solutions to the Intelligent Transportation Systems Market
11/2/05	Tut Systems’ Astria® VSP Becomes Centerpiece for Iowa Network Services Cable Expansion
11/3/05	Tut Systems Showcases Leading MPEG-4 AVC Technology and Announces Certified Program Insertion Solution at TelcoTV
11/9/05	Tut Systems Accelerates MPEG-4 AVC Market Momentum With IPTV Deployment at Star Telephone
11/17/05	Tut Systems Wins Another IPTV Video Headend Shootout
11/22/05	Tut Systems to Demonstrate Leading MPEG-4 AVC and Forward Error Correction Solutions at Government Video 2005
12/6/05	Tut Systems Announces Its First All IP Digital Cable TV Deployment at Citizens Cable
12/20/05	Tut Systems Leverages IPTV Expertise Internationally
1/4/06	Tut Systems Partners with Telapex to Deliver Video Services Across Telco and Cable Infrastructures
1/10/06	Tut Systems CEO to Speak at Needham & Company Eighth Annual Growth Conference on January 12
1/18/06	Tut Systems Showcases Leading MPEG-4 AVC Solution at Triple Play Showcase
1/24/06	Tut Systems Demonstrates Forward Error Correction Interoperability at VidTrans 06
1/24/06	Tut Systems to Release Q4 2005 and Year End Earnings on January 30, Followed by a Conference Call on January 31, 2006

Forward-Looking Statements

Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Specifically, without limitation, forward-looking statements include statements relating to our anticipation of future worldwide growth in the IPTV market. Forward-looking statements are based on management’s current expectations and beliefs, and are subject to risks and uncertainties. As a result, actual results may differ materially from the forward-looking statements contained herein.

Risks that relate to these forward-looking statements include the risks inherent in new and developing technologies and markets, the risk that competitors will introduce rival technologies and products, and the risk that the expected financial benefits of the IPTV deployment will not be achieved as a result of unforeseen costs or events. Further detailed information about risk factors that may impact our business is set forth in our periodic filings with the Securities and Exchange Commission. We expressly disclaim any obligation to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

About Tut Systems, Inc.

Tut Systems, Inc. delivers advanced content processing and distribution products as well as comprehensive system integration services for deploying next-generation data and video services over broadband networks. Service providers, content providers and government agencies worldwide use Tut Systems solutions to deliver broadcast-quality video over broadband networks.

Tut Systems is headquartered in Lake Oswego, OR with regional offices across North America, Europe and Asia. For more information visit www.tutsys.com or call (971) 217-0400.

- FINANCIAL TABLES FOLLOW -

TUT SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three months ended December 31,		Years ended December 31,
	2004	2005	2004	2005
Revenue	$7,020	$10,699	$24,992	$37,465
Cost of goods sold	4,662	7,709	18,642	26,281

Gross profit	2,358	2,990	6,350	11,184

Operating expenses:
Sales and marketing	2,258	2,754	8,096	10,649
Research and development	1,752	3,183	7,278	12,412
General and administrative	1,076	1,063	4,336	5,250
Impairment of assets	—	206	—	206
Restructuring costs	—	—	—	130
Amortization of intangible assets	16	17	64	68

Total operating expenses	5,102	7,223	19,774	28,715

Loss from operations	(2,744)	(4,233)	(13,424)	(17,531)
Interest and other (expense), net	114	23	(36)	(114)

Net loss	$(2,630)	$(4,210)	$(13,460)	$(17,645)

Net loss per share, basic and diluted	$(0.11)	$(0.13)	$(0.63)	$(0.60)

Shares used in computing net loss, basic and diluted	24,499	33,409	21,392	29,200

TUT SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	December 31, 2004	December 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$12,440	$12,111
Short-term investments	—	1,693
Accounts receivable, net	6,585	14,873
Inventories, net	3,994	6,719
Prepaid expenses and other	1,137	983

Total current assets	24,156	36,379
Property and equipment, net	1,874	2,827
Intangibles and other assets	1,935	7,977

Total assets	$27,965	$47,183

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Line of credit	$—	$7,080
Accounts payable and accrued liabilities	4,545	8,952
Deferred revenue	226	527

Total current liabilities	4,771	16,559
Note payable and other long term liabilities	3,816	4,222

Total liabilities	8,587	20,781

Stockholders’ equity	19,378	26,402

Total liabilities and stockholders’ equity	$27,965	$47,183